Exhibit 10.1

EXCHANGE AGREEMENT

among

BRT REALTY TRUST

and

TABERNA PREFERRED FUNDING IV, LTD.,

TABERNA PREFERRED FUNDING V, LTD.,

and

TABERNA PREFERRED FUNDING VI, LTD.

Dated as of May 26, 2009

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT, dated as of May 26, 2009 (this “Agreement”), is entered into by and among BRT REALTY TRUST, a Massachusetts business trust (the “Company”) and TABERNA PREFERRED FUNDING IV, LTD. (“Taberna IV”), TABERNA PREFERRED FUNDING V, LTD. (“Taberna V”) and TABERNA PREFERRED FUNDING VI, LTD. (“Taberna VI”, and together with Taberna IV and Taberna V, collectively, “Taberna”).

RECITAL:

A.           Reference is made to (i) that certain Junior Subordinated Indenture dated as of March 21, 2006 (the “March Indenture”) and (ii) that certain Junior Subordinated Indenture dated as of April 27, 2006 (the “April Indenture” and together with the March Indenture, the “Existing Indentures”), each by and between the Company and The Bank of New York Mellon Trust Company, National Association (“BNYMTC”) (as successor to JPMorgan Chase Bank, National Association, as trustee, the “Existing Indenture Trustee”).

B.           Reference is made to (i) that certain Amended and Restated Trust Agreement dated as of March 21, 2006 (the “March Trust Agreement”) and (ii) that certain Amended and Restated Trust Agreement dated as of April 27, 2006 (the “April Trust Agreement” and together with the March Trust Agreement, the “Trust Agreements”), each by and among the Company, as depositor, BNYMTC, as property trustee (the “Property Trustee”), BNY Mellon Trust of Delaware (as successor to Chase Bank USA, National Association), as Delaware trustee (the “Delaware Trustee”), the respective administrative trustees named therein and other parties thereto.

C.           BRT Realty Trust Statutory Trust I (“Trust I”) is the holder of the Junior Subordinated Note due 2036 in the original principal amount of $25,774,000 issued by the Company pursuant to the March Indenture (“Subordinated Note I”).

D.           BRT Realty Trust Statutory Trust II (“Trust II” and, together with Trust I, the “Trusts”) is the holder of the Junior Subordinated Note due 2036 in the original principal amount of $30,928,000 issued by the Company pursuant to the April Indenture (“Subordinated Note II” and together with Subordinated Note I, the “Existing Subordinated Notes”).

E.           Taberna IV and Taberna VI are the holders of Preferred Securities in the original aggregate principal amount of $25,000,000 issued by Trust I pursuant to the March Trust Agreement, copies of which are attached hereto as Exhibit A-1 (the “Trust I Preferred Securities”).

F.           Taberna V and Taberna VI are the holders of Preferred Securities in the original aggregate principal amount of $30,000,000 issued by Trust II pursuant to the April Trust Agreement, copies of which are attached hereto as Exhibit A-2 (the “Trust II Preferred Securities” and together with the Trust I Preferred Securities, the “Original Preferred Securities”).

G.           Simultaneously herewith, the Company and The Bank of New York Mellon (“BNYM”), as trustee (the “New Indenture Trustee”), have entered into that certain Junior Subordinated Indenture (the “New Indenture”) pursuant to which Company proposes to issue Fifty-Eight Million Three Hundred Thousand Dollars ($58,300,000) in aggregate principal amount of the Junior Subordinated Notes due April 30, 2036 of the Company as follows (collectively, the “Securities”):

(i)	Junior Subordinated Note due 2036 in the original principal amount of $25,837,000 issued by the Company to Taberna IV, a copy of which is attached hereto as Exhibit B-1 (“Note 1”);

(ii)	Junior Subordinated Note due 2036 in the original principal amount of $15,900,000 issued by the Company to Taberna V, a copy of which is attached hereto as Exhibit B-2 (“Note 2”); and

(iv)	Junior Subordinated Note due 2036 in the original principal amount of $16,563,000 issued by the Company to Taberna VI, a copy of which is attached hereto as Exhibit B-3 (“Note 3”).

H.           On the terms and subject to the conditions set forth in this Agreement, the Company and Taberna have agreed to exchange the Original Preferred Securities for the Securities.

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

13.          Definitions.  This Agreement, the New Indenture and the Securities are collectively referred to herein as the “Operative Documents.”  All other capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed thereto in the New Indenture.  The following terms shall have the following meanings:

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“April Indenture” has the meaning set forth in the Recitals.

“April Trust Agreement” has the meaning set forth in the Recitals.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. §§101 et seq., as amended.

“Benefit Plan” means an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code or any entity whose assets include (for purposes of U.S. Department of Labor Regulations Section 2510.3-101 or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BNYM” has the meaning set forth in the Recitals.

“BNYMTC” has the meaning set forth in the Recitals.

“CDO Trustee” has the meaning set forth in Section 2(b)(i).

“CERCLA” has the meaning set forth in Section 4(kk).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under it.

“Closing Date” has the meaning set forth in Section 2(b).

“Closing Room” has the meaning set forth in Section 2(b).

“Company” has the meaning set forth in the introductory paragraph hereof.

“Company Counsel” has the meaning set forth in Section 3(b).

“Commission” has the meaning set forth in Section 4(u).

“Delaware Trustee” has the meaning set forth in the Recitals.

“Environmental Law” has the meaning set forth in Section 4(kk). “Environmental Laws” shall have the correlative meaning.

“Equity Interests” means with respect to any Person (a) if such a Person is a partnership, the partnership interests (general or limited) in a partnership, (b) if such Person is a limited liability company, the membership interests in a limited liability company and (c) if such Person is a corporation, the shares or stock interests (both common stock and preferred stock) in a corporation.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated under it.

“Exchange” has the meaning set forth in Section 2(b).

“Exchange Act” has the meaning set forth in Section 4(i).

“Existing Indentures” has the meaning set forth in the Recitals.

“Existing Indenture Trustee” has the meaning set forth in the Recitals.

“Existing Subordinated Notes” has the meaning set forth in the Recitals.

“Financial Statements” has the meaning set forth in Section 4(v).

“GAAP” has the meaning set forth in Section 4(v).

“Governmental Entities” has the meaning set forth in Section 4(n).

“Governmental Licenses” has the meaning set forth in Section 4(q).

“Hazardous Materials” has the meaning set forth in Section 4(kk).

“Holder” has the meaning set forth in the New Indenture.

“Impairment” means any claim, counterclaim, setoff, defense, action, demand, litigation (including administrative proceedings or derivative actions), encumbrance, right (including expungement, avoidance, reduction, contractual or equitable subordination, or otherwise) or defect.

“Indemnified Party” has the meaning set forth in Section 8(a).  “Indemnified Parties” shall have the correlative meaning.

“Investment Company Act” has the meaning set forth in Section 4(i).

“Interim Financial Statements” has the meaning set forth in Section 4(v).

“Lien” has the meaning set forth in Section 4(n).

“March Indenture” has the meaning set forth in the Recitals.

“March Trust Agreement” has the meaning set forth in the Recitals.

“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities or assets of the Company and its Significant Subsidiaries taken as a whole; provided, however, that none of the matters disclosed (i) in the Company’s Form 10-K for the fiscal year ended September 30, 2008, (ii) Form 10-Q for the quarterly periods ended December 31, 2008 or March 31, 2009, (iii) Form 8-k filed on May 8, 2009 or (iv) Schedule 1 hereto shall be deemed to constitute a Material Adverse Effect.

“Material Adverse Change” has the meaning set forth in Section 3(d)(ii).

“New Indenture” has the meaning set forth in the Recitals.

“New Indenture Trustee” has the meaning set forth in the Recitals.

“Note 1” has the meaning set forth in the Recitals.

“Note 2” has the meaning set forth in the Recitals.

“Note 3” has the meaning set forth in the Recitals.

“Original Preferred Securities” has the meaning set forth in the Recitals.

“Properties” has the meaning set forth in Section 4(jj).

“Property Trustee” has the meaning set forth in the Recitals.

“Regulation D” has the meaning set forth in Section 4(g).

“REIT” has the meaning set forth in Section 4(cc).

“Repayment Event” has the meaning set forth in Section 4(n).

“Rule 144A(d)(3)” has the meaning set forth in Section 4(i).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§77a et seq., as amended, and the rules and regulations promulgated under it.

“Significant Subsidiary” has the meaning as set forth in Securities and Exchange Commission Regulation S-X.

“Significant Subsidiaries” means, collectively, each and every Significant Subsidiary.

“Subordinated Note I” has the meaning set forth in the Recitals.

“Subordinated Note II” has the meaning set forth in the Recitals.

“Taberna” has the meaning set forth in the introductory paragraph hereof.

“Taberna IV” has the meaning set forth in the introductory paragraph hereof.

“Taberna V” has the meaning set forth in the introductory paragraph hereof.

“Taberna VI” has the meaning set forth in the introductory paragraph hereof.

“Taberna Entities” or “Taberna Holders” shall mean Taberna IV, Taberna V and Taberna VI.

“Tax” has the meaning set forth in Section 4(dd).

“Taxes” has the meaning set forth in Section 4(dd).

“Tax Returns” has the meaning set forth in Section 4(dd).

“Third Party Fees” has the meaning set forth in Section 5(m).

“Third Party Fees Payment” has the meaning set forth in Section 7.

“Trust I” has the meaning set forth in the Recitals.

“Trust II” has the meaning set forth in the Recitals.

“Trust I Preferred Securities” has the meaning set forth in the Recitals.

“Trust II Preferred Securities” has the meaning set forth in the Recitals.

“Trust Agreements” has the meaning set forth in the Recitals.

“Trusts” has the meaning set forth in the Recitals.

14.	Exchange of Original Preferred Securities for Securities.

(a)           The Company agrees to issue the Securities in accordance with the New Indenture and has requested that Taberna accept such Securities in exchange for the Original Preferred Securities, and Taberna hereby accepts such Securities in exchange for the Original Preferred Securities upon the terms and conditions set forth herein.

(b)           The closing of the exchange contemplated herein (the “Exchange”) shall occur at the offices of Duane Morris, LLP in New York, New York (the “Closing Room”), or such other place as the parties hereto shall agree, at 11:00 a.m. New York time, on May 26, 2009 or such later date as the parties may agree (such date and time of delivery the “Closing Date”). The Company and Taberna hereby agree that the Exchange will occur in accordance with the following requirements:

 (i)           Taberna Capital Management, LLC (as collateral manager for each of the Taberna Entities) shall have delivered an issuer order instructing each trustee (in each such capacity, a “CDO Trustee”) under the applicable indenture pursuant to which such CDO Trustee serves as trustee for any of the Taberna Entities, as applicable, to exchange the Original Preferred Securities for the Securities.

 (ii)           The Original Preferred Securities and the Securities shall have been delivered to the Closing Room, copies of which Original Preferred Securities and Securities shall have previously been made available for inspection, if so requested.

 (iii)           The Company shall have directed the New Indenture Trustee to authenticate the Securities and deliver them to the applicable CDO Trustee, as follows: (i) Note 1 to Taberna IV, (ii) Note 2 to Taberna V, and (iii) Note 3 to Taberna VI.

 (iv)           The New Indenture Trustee shall have authenticated the Securities in accordance with the terms of the New Indenture and delivered them as provided above.

 (v)           The Property Trustee, on behalf of each of the Trusts, shall have obtained the Original Preferred Securities and shall promptly thereafter, if requested by the Company, cancel the Original Preferred Securities.

 (vi)           Simultaneously with the occurrence of the events described in subsections (iv) and (v) hereof, (A) each Taberna Entity holding the applicable Original Preferred Securities irrevocably transfers, assigns, grants and conveys free and clear of any Lien, restriction on transfer of sale, or adverse claim of any other kind whatsoever to the Company all of each such Taberna Entity’s right, title and interest in, to and under the applicable Original Preferred Securities and (B) each Taberna Entity shall be entitled to all of the rights, title and interest of a Holder of the Securities under the terms of the Securities, the New Indenture and any other Operative Documents.

(vii)         The Company shall have paid to each of BNYMTC and BNYM all of each such entity’s reasonable legal fees, costs and other expenses in connection with the Exchange, as well as all other accrued and unpaid fees, costs and expenses under the Existing Indentures and the Trust Agreements, if any.

(viii)        The Company shall have paid to the Trustee, for application upon the Original Preferred Securities and for distribution to the applicable Taberna Entities holding such Original Preferred Securities pursuant to the terms of the Existing Indentures, all accrued interest for the period commencing on the most recent interest payment date under the Original Preferred Securities and continuing through and including April 30, 2009.

(ix)           The Company shall have paid to each Taberna Entity the applicable interest payment for the Interest Period commencing on May 1, 2009 as required by the applicable Note.

15.         Conditions Precedent.  The obligations of the parties under this Agreement are subject to the following conditions precedent:

(a)           The representations and warranties contained herein shall be accurate as of the date of delivery of the Securities.

(b)           (i) Milbank, Tweed, Hadley & McCloy LLP, counsel for the Company (the “Company Counsel”), shall have delivered an opinion, dated the Closing Date, addressed to each of the Taberna Entities as Holders and to the New Indenture Trustee, in substantially the form set out in Annex A-I hereto; (ii) in-house counsel for the Company (the “In-House Counsel”) shall have delivered an opinion, dated the Closing Date, addressed to the Taberna Entities as Holders and the New Indenture Trustee, in substantially the form set out in Annex A-II hereto; and (iii) and the Company shall have furnished to the Taberna Entities as Holders and to the New Indenture Trustee a certificate signed by the Company’s Chief Executive Officer, President, any Executive Vice President, Chief Financial Officer, or Treasurer, dated the Closing Date, addressed to the Taberna Entities as Holders and to the New Indenture Trustee, in substantially the form set out in Annex B hereto.  In rendering their opinions, the Company Counsel and In-House Counsel may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Company and by government officials; provided, however, that copies of any such certificates or documents are delivered to the Taberna Entities as Holders and by and upon such other documents as such counsel may, in its reasonable opinion, deem appropriate as a basis for the Company Counsel’s or the In-House Counsel’s opinion.  The Company Counsel and In-House Counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction.

(c)           The Taberna Entities shall have received the opinion of Gardere Wynne Sewell LLP, special counsel for the New Indenture Trustee, dated as of the Closing Date, addressed to the Taberna Entities as Holders of the Securities and their successors and assigns, in substantially the form set out in Annex C hereto.

(d)           The Company shall have furnished to the Taberna Entities as Holders of the Securities a certificate of the Company, signed by the Chief Executive Officer, President or an Executive Vice President, and the Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, in their capacities as such, dated as of the Closing Date, as to (i) and (ii) below:

(i)            the representations and warranties in this Agreement and the New Indenture are true and correct on and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(ii)           since the date of the latest Interim Financial Statements, there has been no material adverse change in the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions occurring in the ordinary course of business (a “Material Adverse Change”).

(e)           Prior to the Closing Date, the Company shall have furnished to the Taberna Entities as Holders of the Securities and their counsel such further information, certificates and documents as the Taberna Entities as Holders of the Securities or such counsel may reasonably request.

If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Taberna Entities as Holders of the Securities or their counsel, this Agreement and any obligations of Taberna hereunder, whether as holders of the Original Preferred Securities or as prospective Holders of the Securities, may be canceled at, or at any time prior to, the Closing Date by Taberna.  Notice of such cancellation shall be given to the Company in writing or by telephone and confirmed in writing, or by e-mail or facsimile.

If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Company or its counsel, this Agreement and any obligations of the Company hereunder may be canceled at, or at any time prior to, the Closing Date by the Company.  Notice of such cancellation shall be given to Taberna in writing or by telephone and confirmed in writing, or by e-mail or facsimile.

Each certificate signed by any officer of the Company and delivered to the Taberna Entities as Holders of the Securities or the Taberna Entities’ counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Company and not by such officer in any individual capacity.

16.         Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with each of the Taberna Entities, as holders of the Original Preferred Securities and as the Holders of the Securities, as follows:

(a)           It (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (ii) is in good standing under such laws and (iii) has full power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents.

(b)           It is an “accredited investor” as defined in Rule 501 under the Securities Act. Without characterizing the Original Preferred Securities as a “security” within the meaning of applicable securities laws, it is not acquiring the Original Preferred Securities with a view towards the sale or distribution thereof in violation of the Securities Act.

(c)           None of the Securities, the New Indenture, or the Exchange is or may be subject to any Impairment.  The Company has no current intention to initiate any bankruptcy or insolvency proceedings.  The Company (i) has not entered into the Exchange or any Operative Documents with the actual intent to hinder, delay, or defraud any creditor and (ii) received reasonably equivalent value in exchange for its obligations under the Operative Documents. None of the Securities, the New Indenture, or the Exchange, is or may be void or voidable as an actual or constructive fraudulent transfer or as a preferential transfer.

(d)           It (i) is a sophisticated entity with respect to matters such as the Exchange, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and (iii) has independently and without reliance upon the Taberna Entities as Holders of the Securities, Taberna Capital Management, LLC or the Trustee or any of their affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon the Taberna Entities’ express representations, warranties, covenants and agreements in this Agreement.  The Company acknowledges that none of the Taberna Entities as Holders of the Securities, Taberna Capital Management, LLC or Trustee or any of their affiliates has given it any investment advice, credit information or opinion on whether the Exchange is prudent.

(e)           It has not engaged any broker, finder or other entity acting under the authority of it or any of its affiliates that is entitled to any broker’s commission or other fee in connection with the transaction for which Taberna, any Taberna Entity, Trustee or any of their affiliates could be responsible.

(f)           Intentionally omitted.

(g)           Neither the Company nor any of its “Affiliates” (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities Act (as defined below)), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

(h)           Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

(i)           The Securities (i) are not and have not been listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).

(j)           Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.

(k)           The Company is not, and immediately following consummation of the transactions contemplated hereby, will not be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act.

(l)           Each of this Agreement and the New Indenture and the consummation of the transactions contemplated herein and therein have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by Taberna and/or the Trustee, as applicable, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(m)          The Securities have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Trustee for authentication in accordance with the New Indenture and, when authenticated in the manner provided for in the New Indenture and delivered to the Taberna Entities in exchange for the Original Preferred Securities, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the New Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(n)           Neither the issue of the Securities and exchange of the Securities for the Original Preferred Securities, nor the execution and delivery of and compliance with the Operative Documents by the Company, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of (x) the charter or bylaws or similar organizational documents of the Company or any subsidiary of the Company or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or their respective properties or assets (collectively, the “Governmental Entities”), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any mortgage, pledge, security interest, restriction, charge, claim, lien, equity or other encumbrance or adverse claim of any kind (each, a “Lien”) upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of clause (i)(y) or this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a Material Adverse Effect or (iii) will require the consent, approval, authorization or order of any court or Governmental Entity.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries prior to its scheduled maturity.

(o)           The Company has all requisite power and authority to own, lease and operate its properties and assets and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(p)           The Company has no subsidiaries that are material to its business, financial condition or earnings, other than those Significant Subsidiaries listed in Schedule 4(p) attached hereto (which Schedule 4(p) includes each of the Company’s Significant Subsidiaries).  Each Significant Subsidiary is a corporation, partnership or limited liability company duly and properly incorporated or organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized or formed, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts.  Each Significant Subsidiary is duly qualified to transact business as a foreign corporation, partnership or limited liability company, as applicable, and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.  No Significant Subsidiary of the Company (other than a taxable REIT subsidiary, if any) is currently prohibited, directly or indirectly, under any agreement or other instrument, other than as required by applicable law, to which it is a party or is subject, from paying any dividends to the Company, from making  any other distribution on such Significant Subsidiary’s capital stock or other Equity Interests, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(q)           The Company and each of the Company’s subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the “Governmental Licenses”) of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

(r)           All of the issued and outstanding Equity Interests of the Company and each of its subsidiaries are validly issued, fully paid and non-assessable; all of the issued and outstanding Equity Interests of each consolidated subsidiary of the Company is owned by the Company, directly or through subsidiaries, free and clear of any Lien, claim, or equitable right; and none of the issued and outstanding Equity Interests of the Company or any subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws of such entity or under any agreement to which the Company or any of its subsidiaries is a party.

(s)           Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

(t)           There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company after due inquiry, threatened against or affecting the Company or any of its subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

(u)           The accountants of the Company who certified the Financial Statements(defined below) are independent public accountants of the Company and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.

(v)           The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries for the fiscal year ended September 30, 2008 (the “Financial Statements”) and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries for the quarter ended March 31, 2009 (the “Interim Financial Statements”) provided to Taberna are the most recent publicly available audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments.  Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein and subject to normal recurring adjustments in the ordinary course).

(w)          Neither the Company nor any of its subsidiaries has any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or any of its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Company and all of its subsidiaries since the date of the most recent balance sheet included in such Interim Financial Statements.

(x)           Since the respective dates of the Financial Statements and the Interim Financial Statements, there has not been (A) any Material Adverse Change or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its Equity Interests.

(y)           The documents of the Company filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Company’s most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by the Company with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and, at the date of this Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Company or any of its subsidiaries is a party that are required to be so filed.  To the actual knowledge of the Chief Financial Officer of the Company, except as set forth in Schedule 4(y), the Company is in compliance with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.

(z)           No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

(aa)         No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Company of its obligations under the Operative Documents, as applicable, or the consummation by the Company of the transactions contemplated by the Operative Documents.

(bb)        The Company and each of its subsidiaries has good and marketable title to all of its respective real and personal property, in each case free and clear of all Liens and defects, except for those securing debt in the ordinary course of its business and that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Company or any of its subsidiaries holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary of the Company under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

(cc)         To the knowledge of the Company, commencing with its taxable year ending September 30, 2004, the Company has been, and upon the completion of the transactions contemplated hereby, the Company will continue to be organized and operated in conformity with the requirements for qualification and taxation as a REIT under Sections 856 through 860 of the Code (for as long as the Board of Trustees of the Company believes it is in the Company’s best interest to qualify as a REIT), and the Company’s organizational structure and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost.  As long as the Board of Directors of the Company believes it is in the Company’s best interests to qualify as a REIT, the Company expects to continue to be organized and to operate in a manner so as to qualify as a REIT in the taxable year ending September 30, 2009 and succeeding taxable years.

(dd)        The Company and each Significant Subsidiary has timely and duly filed (or filed extensions thereof (and which extensions are presently in effect)) all Tax Returns (as defined below) required to be filed by them, except for any such Tax Returns where the failure to have done so would not, singly or in the aggregate, have a Material Adverse Effect, and all such Tax Returns are true, correct and complete in all material respects.  The Company and each Significant Subsidiary has timely and duly paid in full all Taxes (as defined below) required to be paid pursuant to such, except for any Taxes that are being contested in good faith.  There are no federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company or any of the Significant Subsidiaries, and no such audits or assessments are threatened.  As used herein, the terms “Tax” or “Taxes” mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract.  As used herein, the term “Tax Returns” means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

(ee)         To the knowledge of the Company, there are no rulemaking or similar proceedings before the U.S. Internal Revenue Service or comparable federal, state, local or foreign government bodies which involve or affect the Company or any subsidiary, which, if the subject of an action unfavorable to the Company or any subsidiary, could result in a Material Adverse Effect.

(ff)          The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries.  The Company and each of its subsidiaries maintains a system of internal accounting controls to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg)        The Company and the Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby including but not limited to, real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against.  All policies of insurance and fidelity or surety bonds insuring the Company or any of the Significant Subsidiaries or the Company’s or Significant Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect.  The Company and each of the Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  Within the past twelve months, neither the Company nor any Significant Subsidiary has been denied any insurance coverage it has sought or for which it has applied.

(hh)        The Company and its subsidiaries or any person acting on behalf of the Company and its subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries has not, directly or indirectly, while acting on behalf of the Company and its subsidiaries (i) used any corporate, partnership, company or trust funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate, partnership, company or trust funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(ii)           The information provided by the Company pursuant to the Operative Documents does not, as of the date hereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(jj)           Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) the Company and its subsidiaries have been and are in material compliance with applicable Environmental Laws (as defined below), (ii) none of the Company, any of its subsidiaries or, to the best of the Company’s knowledge, (a) any other owners of any of the real properties currently or previously owned, leased or operated by the Company or any of its Significant Subsidiaries (collectively, the “Properties”) at any time or any other party, has at any time released (as such term is defined in CERCLA (as defined below)) or otherwise disposed of Hazardous Materials (as defined below) on, to, in, under or from the Properties other than in compliance with all applicable Environmental Laws, (iii) neither the Company nor any of its subsidiaries has used nor intends to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Laws, (iv) neither the Company nor any of its subsidiaries has received any notice of, or have any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the Properties, or their respective assets or arising out of the conduct of the Company or its subsidiaries, (v) none of the Properties are included or, to the best knowledge of the Company, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Entity, (vi) none of the Company, any of its subsidiaries or agents or, to the best of the Company’s knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in compliance with all applicable Environmental Laws, and has not transported or arranged for the transport of any Hazardous Material from the Properties to another property, except in compliance with all applicable Environmental Laws, (vii) to the best of the Company’s knowledge, no lien has been imposed on the Properties by any Governmental Entity in connection with the presence on or off such Property of any Hazardous Material or with respect to an Environmental Law, and (viii) none of the Company, any of its Significant Subsidiaries or, to the best knowledge of the Company, any other person or entity for whose conduct any of them is or may be held responsible, has entered into or been subject to any consent decree, compliance order, or administrative order in connection with an Environmental Law with respect to the Properties or any facilities or improvements or any operations or activities thereon.

(kk)         As used herein, “Hazardous Materials” shall include, without limitation, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, petroleum, petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an “Environmental Law” and collectively, the “Environmental Laws”) or by any Governmental Entity.

Except as expressly stated in this Agreement, the Company makes no representations or warranties, express or implied, with respect to the Exchange, the Original Preferred Securities, the Existing Indentures, or any other matter.

17.         Representations and Warranties of Taberna.  Each Taberna Entity, for itself, represents and warrants to, and agrees with, the Company as follows:

(a)           It is a company duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite power and authority to execute, deliver and perform its obligations under the Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated in the Operative Documents.

(b)           This Agreement and the consummation of the transactions contemplated herein has been duly authorized by it and, on the Closing Date, will have been duly executed and delivered by it and, assuming due authorization, execution and delivery by the Company and Trustee of the Operative Documents to which each is a party, will be a legal, valid and binding obligation of such Taberna Entity, enforceable against such Taberna Entity in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(c)           No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any Governmental Entity or any other Person, other than those that have been made or obtained, is necessary or required for the performance by such Taberna Entity of its obligations under this Agreement or to consummate the transactions contemplated herein.  The performance by such Taberna Entity of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of or constitute a default under any statute, agreement or instrument, including its organizational documents, to which such Taberna Entity is a party or by which it or its assets are bound and such Taberna Entity has all right, power and authority to sell, transfer, exchange and deliver the Original Preferred Securities to be exchanged by it hereunder.

(d)           It is a “qualified purchaser” as such term is defined in Section 2(a)(51) of the Investment Company Act.

(e)           Taberna IV and Taberna VI are the sole legal and beneficial owners of the Trust I Preferred Securities and shall deliver the Trust I Preferred Securities free and clear of any Lien or adverse claim of any other kind whatsoever.

(f)           Taberna V and Taberna VI are the legal and beneficial owners of the Trust II Preferred Securities and shall deliver the Trust II Preferred Securities free and clear of any Lien or adverse claim of any kind whatsoever.

(g)           There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to its knowledge, threatened against or affecting it, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents.

(h)           The outstanding principal amount of its respective Original Preferred Securities is the face amount as set forth in such Original Preferred Securities and as set forth further on Exhibits A-1 and A-2.

(i)            It is aware that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

(j)            It is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.  It has not made any offers to sell, or solicitations of any offers to buy, all or any portion of the Original Preferred Securities in violation of any applicable securities laws.

(k)           Neither it nor any of its Affiliates, nor any person acting on its or its Affiliate’s behalf has engaged, or will engage, in any form of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Securities.

(l)            It understands and acknowledges that (i) no public market exists for any of the Securities and that it is unlikely that a public market will ever exist for the Securities, (ii) it is acquiring the Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and it agrees to the legends and transfer restrictions applicable to the Securities contained in the New Indenture, and (iii) it has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Securities.

(m)           It has engaged third parties acting under its authority that are entitled to fees and reimbursements of costs (the “Third Party Fees”) in connection with this Agreement and the consummation of transactions contemplated in this Agreement and the New Indenture for which the Company is responsible and for which the Company has paid the Third Party Fees Payment (as defined below).

(n)           It (i) is a sophisticated entity with respect to the Exchange, (ii) has such knowledge and experience, and has made investments of a similar nature to the transaction contemplated hereby, so as to be aware of the risks and uncertainties inherent in the Exchange and (iii) has independently and without reliance upon the Company or any of its affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon the Company’s express representations, warranties, covenants and agreements in the Operative Documents and the other documents delivered by the Company in connection therewith.

Except as expressly stated in this Agreement, each Taberna Entity makes no representations or warranties, express or implied, with respect to the Exchange, the Original Preferred Securities, the Existing Indentures, or any other matter.

18.         Covenants and Agreements of the Company.  The Company agrees with Taberna and the Taberna Entities as follows:

(a)           During the period from the date of this Agreement to the Closing Date, the Company shall use its best efforts and take all action reasonably necessary or appropriate to cause its representations and warranties contained in Section 4 hereof to be true as of the Closing Date and after giving effect to the Exchange.

(b)           The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Taberna Entities may designate and will maintain such qualifications in effect so long as required for the sale of the Securities.  The Company will promptly advise the Taberna Entities of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c)           The Company will not, nor will it permit any of its Affiliates or any person acting on their behalf to, engage in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.

(d)           The Company will not, and will not permit any of its Affiliates or any person acting on its or their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

(e)           The Company will not, and will not permit any of its Affiliates or any person acting on its or their behalf to, engage in any form of “general solicitation or general advertising” (within the meaning of Regulation D) in connection with any offer or sale of the any of the Securities.

(f)           So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) the Company shall not be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

(g)           At Closing the Company shall furnish to the Taberna Entities and Taberna Capital Management, LLC a duly completed and executed Officer’s Financial Certificate in the form required pursuant to the New Indenture.

(h)           The Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each Holder of the Securities, upon the request of such Holder, any information required to be provided by Rule 144A(d)(4) under the Securities Act.  If the Company is required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above.  This covenant is intended to be for the benefit of the Holders of the Securities.

(i)           The Company will not, until one hundred eighty (180) days following the Closing Date, without the Taberna Holders’ prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Securities or other securities substantially similar to the Securities other than as contemplated by the New Indenture, if at all, (ii) any other securities convertible into, or exercisable or exchangeable for, any of the Securities or other securities substantially similar to the Securities or (iii) any preferred securities, unless the Company provides the Taberna Holders with an opinion of counsel (such counsel to have experience and sophistication in the matters addressed in such opinion) addressed to the Taberna Holders stating that any such offer, sale or other disposition will not result in the Securities being integrated in a transaction that would require registration under the Securities Act.

(j)           The Company will not identify any of the Indemnified Parties (as defined below) in a press release or any other public statement without the prior written consent of such Indemnified Party, unless such disclosure is required by applicable statute, court of law, regulatory authority or securities exchange.

19.         Payment of Expenses.  In addition to the obligations agreed to by the Company under Section 2(b)(vii) herein, the Company agrees to pay all costs and expenses, exclusive of any Taxes, incident to the performance of the obligations of the Company under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, exchange and delivery of the Securities and any taxes payable in connection therewith; (ii) the fees and expenses of counsel, accountants and any other experts or advisors retained by the Company; and (iv) the fees and all reasonable expenses of the New Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees.  The fees of the New Indenture Trustee (excluding fees and disbursements of counsel) shall not exceed the amounts set forth in that certain Fee Agreement dated as of the date hereof between the Company and BNYM, executed in connection with this Agreement and the New Indenture.  In addition, the Company has paid $550,000 (the “Third Party Fees Payment”) to Taberna, or its designee(s), as payment for the Third Party Fees.  In the event that Taberna determines not to consummate the transactions contemplated herein otherwise than as a result of the Company’s failure to comply with the terms or conditions of this Agreement, Taberna shall return such amount to the Company promptly after such determination is made.

20.         Indemnification.  (a)  The Company agrees to indemnify and hold harmless the Taberna Holders, Taberna, Taberna Capital Management, LLC, Taberna Securities, LLC, and their respective affiliates (collectively, the “Indemnified Parties”), the Indemnified Parties’ respective directors, officers, employees and agents and each person, if any, who controls the Indemnified parties within the meaning of the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents provided by or on behalf of the Company, (ii) any omission or alleged omission to state a material fact required to be stated or necessary to make the statements contained in any information provided by the Company, in light of the circumstances under which they were made, not misleading, or (iii) the breach or alleged breach of any representation, warranty, or agreement of the Company contained herein.  The Company agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above.  The Indemnified Parties shall be entitled to appoint counsel to represent the Indemnified Parties in any action for which indemnification is sought.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless an Indemnified Party elects to engage separate counsel because such Indemnified Party believes that its interests are not aligned with the interests of another Indemnified Party or that a conflict of interest might result.  An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

21.         Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company and/or its officers set forth in or made pursuant to this Agreement will remain in full force and effect and will survive the Exchange.  The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Agreement.

22.         Holder Representative.  The Taberna Entities hereby appoint Taberna Capital Management, LLC as the Holder Representative as defined in the Indenture.

23.         Amendments.  This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

24.         Notices.  All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered by hand or courier or sent by facsimile and confirmed or by any other reasonable means of communication, including by electronic mail, to the relevant party at its address specified in Exhibit C.

25.         Successors and Assigns.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder.  None of the rights or obligations of the Company under this Agreement may be assigned, whether by operation of law or otherwise, without Taberna’s prior written consent.  The rights and obligations of the Taberna Holders under this Agreement may be assigned by the Taberna Holders without the Company’s consent; provided that the assignee assumes the obligations of any such Taberna Holders under this Agreement.

26.         Applicable Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

27.         Submission to Jurisdiction.  ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

28.         Counterparts and Facsimile.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  This Agreement may be executed by any one or more of the parties hereto by facsimile.

29.         Entire Agreement.  This Agreement constitutes the entire agreement of the parties to this Agreement and supercedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been entered into as of the date first written above.

BRT REALTY TRUST

By:	/s/ Mark H. Lundy
Mark H. Lundy
Senior Vice President

(Signatures continue on the next page)

[BRT - Signature Page to Exchange Agreement]

TABERNA, AS HOLDERS OF THE ORIGINAL PREFERRED SECURITIES AND AS HOLDERS (AS DEFINED IN THE NEW INDENTURE):

TABERNA PREFERRED FUNDING IV, LTD.

By:	/s/ Alasdair Foster
Name: Alasdair Foster
Title: Director

TABERNA PREFERRED FUNDING V, LTD.

By:	/s/ Alasdair Foster
Name: Alasdair Foster
Title: Director

TABERNA PREFERRED FUNDING VI, LTD.

By:	/s/ Alasdair Foster
Name: Alasdair Foster
Title: Director